Exhibit 10.14

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Omissions are designated as [***].

SEVENTH AMENDMENT TO COST SHARING AND IRU

AGREEMENT

THIS SEVENTH AMENDMENT TO COST SHARING AND IRU AGREEMENT (this “Seventh Amendment”) is made and entered into as of the 6th day of March, 2002, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company, (“Grantor”) and CABLE & WIRELESS USA, INC., a District of Columbia corporation, (“Grantee”).

RECITALS

A. Grantor and Grantee entered into that certain Cost Sharing and IRU Agreement dated May 25, 1999, as amended by First Amendment to Cost Sharing and IRU Agreement dated August 11, 2000, Second Amendment to Cost Sharing and IRU Agreement dated August 11, 2000, Third Amendment to Cost Sharing and IRU Agreement dated November 22, 2000, Fourth Amendment to Cost Sharing and IRU Agreement dated March 14, 2001, Fifth Amendment to Cost Sharing and IRU Agreement dated February 15, 2001, and Sixth Amendment to Cost Sharing and IRU Agreement dated August 7, 2001 (collectively, the “Agreement”).

B. Grantee desires to create a mechanism for ordering an IRU in fibers within and along building risers and to obtain an IRU in fibers within the building located at [***] where the Grantor System is located and connecting Grantee’s facilities to Grantor System.

C. Grantor desires to create a mechanism for ordering an IRU in fibers within and along building risers and to convey to Grantee an IRU in certain fibers located at [***] as further specified herein, subject to and in accordance with the terms and conditions of the Agreement applicable to Metropolitan Fibers, except for IRU Term and as otherwise set forth in this Amendment.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee hereby agree as follows:

ARTICLE 1

RISER SEGMENTS

1.01 The	following terms shall have the meanings set forth herein:

a.	“Off-Net Riser Segment” shall mean a Riser Segment that connects a Lateral Segment within a facility to another location within the same facility for which Grantor has not completed construction at the time of request by Grantee.

b.	“On-Net Riser Segment” shall mean a Riser Segment that connects a Lateral Segment within a facility to another location within the same facility for which Grantor has completed construction at the time of request by Grantee.

c.	“Riser Segment” shall mean the On-Net Riser Segments and Off-Net Riser Segments of the Grantor System identified as such in Exhibit “A” hereto or as otherwise agreed to by the parties pursuant to the terms set forth in Section 1.02 of this Amendment, and each of which shall be owned by Grantor. Each Riser Segment shall be considered a “Segment,” and, except as otherwise provided herein, all provisions of the Agreement shall apply to Riser Segments.

d.	“Riser Segment Completion Date” shall mean, with respect to each Riser Segment and subject to Force Majeure Events, the dates agreed to by the parties for completion of construction and installation of the Grantee Fibers within a Riser Segment.

e.	“Riser Segment End Point” shall mean a designated point at which access to the Riser Segment is provided to Grantee.

f.	“Riser Segment Fee” shall be the fee due and payable by Grantee for each Riser Segment.

g.	“Riser Segment Interconnection Point” shall mean a designated point at which a Riser Segment is or will be connected.

1.02    In the event that Grantee desires to purchase Grantee Fibers in additional Riser Segments (other than the Riser Segment listed in Exhibit “A”) during the Term, Grantee may request (in writing) that Grantor provide such fibers for On-Net Riser Segments or undertake construction of same for Off-Net Riser Segments. Upon receipt of such a request, Grantor shall notify Grantee whether additional fibers are available or whether Grantor has constructed or intends to construct such additional Riser Segment and, if so. Grantor shall provide Grantee with a written notice specifying the 1RU Contribution, a Riser Segment Completion Date, a Riser Segment Interconnection Point, a Riser Segment End Point, the size and number of conduit and fibers that will be initially installed for each Off-Net Lateral Segment, and other terms and conditions relative to the proposed Riser Segment. Grantor’s written notice shall constitute a binding offer which shall be valid for a period of thirty (30) days after delivery to Grantee. Grantee shall accept such offer by delivering a written notice of acceptance to Grantor within such thirty (30) day period. Unless agreed to by the parties in writing, Grantor shall be under no obligation to provide Grantee Fibers on additional Riser Segments, and Grantee shall not be obligated to contract with Grantor for Grantee Fibers on additional Riser Segments.

ARTICLE 2

NEW RISER SEGMENT

2.01    Grantor shall construct the Riser Segment identified in Exhibit “A” and grant to Grantee an exclusive IRU in the number of fibers identified in Exhibit “A” in accordance with the terms and conditions of the Agreement applicable to Metropolitan Fibers, except for the IRU Term and as otherwise set forth in this Amendment. The Term of the IRU in the Grantee Fibers within the Riser Segment identified in Exhibit “A” shall be five (5) years from the Acceptance Date.

2.02    Grantee shall pay to Grantor an initial IRU Contribution in the amount of $[***] for the Riser Segment identified in Exhibit “A”. The initial IRU Contribution for such Riser Segment shall be due and payable within five (5) days after the execution of this Amendment.

2.03    Grantee shall pay a remaining IRU Contribution in the amount of $[***] for the Riser Segment identified in Exhibit “A”. Upon the Acceptance Date for such Riser Segment, Grantor will send Grantee an invoice for payment of the remaining IRU Contribution and Grantee shall pay such invoiced amount within thirty (30) days after receipt of such invoice.

ARTICLE 3

MISCELLANEOUS

3.01    The Recitals are incorporated into this Seventh Amendment by this reference. Capitalized terms used but not defined in this Seventh Amendment shall have the respective meanings ascribed to them in the Agreement.

3.02    Except as amended by this Seventh Amendment, the original terms and conditions of the Agreement, as amended, shall continue in full force and effect and the Agreement, as amended, is hereby ratified and confirmed.

3.03    This Seventh Amendment may be executed in counterparts, each of which shall be deemed an original but together which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Grantor and Grantee have executed this Seventh Amendment as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company

By:
Title:	Senior Vice President
Date:	March 6, 2002

CABLE & WIRELESS USA, INC., a District of Columbia corporation

By:
Title:	VP Capacity Planning
Date:	March 1, 2002

EXHIBIT “A”

1.	Riser Segment Description

Location	Fiber Count	Type (On-Net or Off- Net)	Diverse or Non- Diverse to Riser Segment End Point	Riser Segment Interconnection Point	Riser Segment End Point
[***]	[***]	On-Net	Non Diverse	[***]	[***]

2.	IRU Contribution

Location	Initial IRU Contribution	Remaining IRU Contribution	Total Fixed Cost to Grantee
[***]	[***]	[***]	[***]

4